UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2024

Pono Capital Two, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41462	88-1192288
(Commission File Number)	(IRS Employer Identification No.)

643 Ilalo St. #102

Honolulu, Hawaii 96813

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (808) 892-6611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	PTWOU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	PTWO	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PTWOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material definitive Agreement.

Amendment to Note Purchase Agreement and Convertible Promissory Note

As previously disclosed, on May 18, 2023, Pono Capital Two, Inc., a Delaware corporation (the “Company” or “Pono”) and SBC Medical Group Holdings Incorporated, a Delaware corporation (“SBC”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”). SBC is the counterparty to the previously announced Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2023 (as amended to date, the “Merger Agreement”), pursuant to which a proposed business combination (the “Business Combination”) among the Company, SBC and Pono Two Merger Sub, Inc. (“Merger Sub”) would occur in which Merger Sub would merge with and into SBC, with SBC continuing as the surviving corporation. As previously disclosed, on May 26, 2023, the Company issued and sold to SBC a convertible promissory note (the “Note”) of $1,000,000 in aggregate principal amount (the “Principal Amount”), and on the same date, the parties closed on the purchase and sale of the Note (the “Closing”), and SBC delivered the Note reflecting the Principal Amount and SBC deposited $1,000,000 by wire transfer into the specified Company account.

On February 27, 2024, the Company and SBC entered into an Amendment to the Note Purchase Agreement (the “Amended Note Purchase Agreement”), which increased the purchase price of the Note from $1,000,000 to $2,700,000. In connection with entering into the Amended Note Purchase Agreement, the Company and SBC amended the Note (the “Amended Note”) to increase the Principal Amount from $1,000,000 to $2,700,000. In consideration for entering into the Amended Note, each of the parties to the Merger Agreement agreed to release each other party from any claims arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby.

The foregoing description is qualified in its entirety by reference to the Amended Note Purchase Agreement and the Amended Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under “Issuance of Convertible Promissory Note” of this Report is incorporated by reference herein. The Amended Note provides for the conversion of 270,000 shares of Common Stock, subject to the terms and conditions of the Amended Note. The shares are being issued and sold by the Company to SBC in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Items 1.01 and 2.03 of this Report is incorporated by reference herein.

Forward Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements contained herein, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Pono’s securities; (ii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Merger Agreement by the stockholders of Pono; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the outcome of any legal proceedings that may be instituted against any of the parties to the Merger Agreement following the announcement of the entry into the Merger Agreement and proposed business combination; (v) redemptions exceeding anticipated levels or the failure to meet The Nasdaq Capital Market’s initial listing standards in connection with the consummation of the proposed business combination; (vi) the effect of the announcement or pendency of the proposed business combination on SBC’ business relationships, operating results and business generally; (vii) risks that the proposed business combination disrupts the current plans of SBC; (viii) the risk that Pono and SBC will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (ix) the ability of the parties to recognize the benefits of the Merger Agreement and the Business Combination; (x) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (xi) statements regarding SBC’ industry and market size; (xii) financial condition and performance of SBC and Pono, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the Business Combination, potential level of redemptions of Pono’s public stockholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of SBC; and (xiii) those factors discussed in Pono’s filings with the SEC and that that will be contained in the proxy statement relating to the Business Combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the proxy statement and other documents to be filed by Pono from time to time with the Securities and Exchange Commission (“SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while SBC and Pono may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law. None of SBC or Pono gives any assurance that SBC and Pono will achieve their respective expectations.

Additional Information and Where to Find It

Pono has filed with the SEC a proxy statement containing information about the proposed transaction and the respective businesses of SBC and Pono. Pono will mail a definitive proxy statement and other relevant documents after the SEC completes its review. Pono stockholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents will contain important information about Pono, SBC, and the Business Combination. The definitive proxy statement will be mailed to stockholders of Pono as of a record date to be established for voting on the proposed transaction. Stockholders of Pono will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about Pono without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and Pono’s other filings with the SEC can also be obtained, without charge, by directing a request to: Pono Capital Two, Inc, 643 Ilalo St. #102, Honolulu, Hawaii 96813 or calling (808) 892-6611.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute (i) a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination, or (ii) an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Participants in the Solicitation

SBC and Pono and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the Business Combination. Pono stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Pono in Pono’s Annual Report on Form 10-K filed with the SEC on March 9, 2023. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Pono’s stockholders in connection with the proposed business combination will be included in the definitive proxy statement Pono intends to file with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amendment to Note Purchase Agreement, dated as of February 27, 2024, by and between Pono Capital Two, Inc. and SBC Medical Group Holdings Incorporated.
10.2	Amendment No. 1 to Convertible Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PONO CAPITAL TWO, INC.

Date: March 1, 2024	By:	/s/ Darryl Nakamoto
Darryl Nakamoto
Chief Executive Officer

Exhibit 10.1

AMENDMENT TO NOTE PURCHASE AGREEMENT

This Amendment (this “Amendment”) to that certain Note Purchase Agreement, dated as of May 18, 2023 (the “Agreement”), by and between Pono Capital Two, Inc., a Delaware corporation (the “Company”) and SBC Medical Group Holdings Incorporated, a Delaware corporation (“Buyer”), is made and entered into effective as of February 27, 2024 by the Company and Buyer.

W I T N E S S E T H:

WHEREAS, pursuant to the terms and conditions of the Agreement, the Company issued and sold to Buyer a certain convertible promissory note of the Company (the “Note”) for a price of $1,000,000; and

WHEREAS, the Company and Buyer now desire to amend the provisions of the Agreement as set forth therein.

NOW, THEREFORE, in consideration of the covenants set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Company and Buyer hereby agree as follows:

1.	Modifications to the Agreement. Section 2.01 of the Agreement shall be amended to read as follows:

Note Purchase. Pursuant to the terms and conditions of this Agreement, the Company shall issue and sell to Buyer the Note for the aggregate price of $2,700,000 (“Purchase Price”). Subject to the terms and conditions herein, the purchase and sale of the Note (the “Closing”) shall occur on such other date or dates as set forth herein or as agreed to by the Parties in writing (the “Closing Date(s)”) via the exchange of documents and other items electronically.

2.	Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

3.	Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the Company and Buyer have duly executed this Amendment, as of the date and year first above written.

COMPANY:

PONO CAPITAL TWO, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:
BUYER:

SBC MEDICAL GROUP HOLDINGS INCORPORATED

By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

Signature page to Amendment to Promissory Note

Exhibit 10.2

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

This Amendment (this “Amendment”) to that certain Convertible Promissory Note, dated as of May 26, 2023, as amended from time to time (the “Note”) by and among Pono Capital Two, Inc., a Delaware corporation (the “Maker”), SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Payee”) , and with respect to Section 2 below only, Pono Two Merger Sub, Inc., Mehana Capital LLC, and Yoshiyuki Aikawa, is made and entered into effective as of February 27, 2024 by Maker and Payee.

W I T N E S S E T H:

WHEREAS, Payee made a loan to Maker in the original principal amount of one million dollars ($1,000,000) as evidenced by the Note; and

WHEREAS, the parties now desire to amend the provisions of the Note and make certain other agreements as set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Modifications to the Note.

A. Section 1 of the Note shall be amended to read as follows:

Principal. Subject to the terms and conditions herein, the principal balance of this Note of $2,700,000 (the “Principal Amount”), shall be due and payable on the earlier of (i) the first Business Day following the effective date of the consummation of the transactions as set forth in the Amended and Restated Agreement and Plan of Merger by and among the Maker, Pono Two Merger Sub, Inc., Mehana Capital LLC, Yoshiyuki Aikawa and the Payee (as the same may be amended from time to time, the “Merger Agreement”), and (ii) August 29, 2024 (as applicable, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). The transactions as set forth in the Merger Agreement are referred to as the “Business Combination”. The Principal Amount may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. The Payee understands that if the Maturity Date is determined pursuant to the provisions of clause (ii) or clause (iii) of this Section 1, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

2.	Release and Covenant Not to Sue. In consideration of the foregoing, Maker and Payee as well as Pono Two Merger Sub, Inc., Mehana Capital LLC, and Yoshiyuki Aikawa each (the “Releasor”) hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, obligations, costs, expenses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever arising out of any termination of the Merger Agreement or failure to consummate the transactions contemplated thereby. Each Releasor hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasor pursuant to this Section 2.

3.	Modifications to Note and Amendment. No provision of the Note or this Amendment may be waived, amended or supplemented except by a written instrument executed by Payee and Maker. For the avoidance of doubt, any increase in the Principal Amount shall only occur upon the express written consent of the Maker and Payee.

4.	Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

5.	Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.	Ratification. Except as specifically amended hereby, all of the terms, covenants and conditions and stipulations contained in the Note are ratified and confirmed in all respects and shall continue to apply with full force and effect.

7.	Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

8.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment, as of the date and year first above written.

MAKER:

PONO CAPITAL TWO, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED: PAYEE:

SBC MEDICAL GROUP HOLDINGS
INCORPORATED

By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

With respect to Section 2 only:
PONO TWO MERGER SUB, INC.

By:	/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

MEHANA CAPITAL LLC

By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Title:	Manager

/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa

Signature page to Amendment to Promissory Note